UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 30, 2008 (July 24, 2008)

NOVELLUS SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

California

(State or Other Jurisdiction of Incorporation)

0-17157	77-0024666
(Commission File Number)	(I.R.S. Employer Identification No.)

4000 North First Street, San Jose, California 95134

(Address of Principal Executive Offices) (Zip Code)

(408) 943-9700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On July 24, 2008, Novellus Systems, Inc. (the “Company”) entered into an Amended and Restated Employment Agreement (the “Amended Employment Agreement”) with Richard S. Hill, the Company’s Chief Executive Officer. The Amended Employment Agreement amends and restates Mr. Hill’s prior employment agreement. The Amended Employment Agreement was entered into principally to make it consistent with changes required to comply with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and to address certain recent changes to the application of Section 162(m) of the Code described in IRS Revenue Ruling 2008-13. It does not otherwise materially change the parties’ respective obligations and commitments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELLUS SYSTEMS, INC.

By:	/s/ Jeffrey C. Benzing
Jeffrey C. Benzing
Chief Administrative Officer and Principal Financial Officer

Date: July 30, 2008